UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                          FORM 8-K
                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


              Date of Report    March 30, 1995



                 ENCORE COMPUTER CORPORATION
   (Exact name of registrant as specified in its charter)



        Delaware              Commission File No. 0- 13576          04-2789167
 (State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)




 6901 West Sunrise Blvd.
 Fort Lauderdale, Florida                            33313
 (Address of Principal Executive Offices)          (Zip Code)



 Telephone:  305-587-2900

Item 5.  Other Events
As  of  March 17, 1995 (the "Closing Date"), Encore Computer
Corporation ("Company") and Gould Electronics Inc. ("Gould") consummated the transactions described below.

On the Closing Date, Gould (a wholly-owned subsidiary of Japan Energy Corporation) exchanged $50,000,000 of indebtedness owed to it by the Company for 500,000 shares of the Company's Series F Convertible Preferred Stock ("Series F") with a liquidation preference of $50,000,000. Additionally, the Company and Gould agreed to amend and restate their existing Uncommitted Loan Agreement to provide the Company with an additional committed borrowing facility of $25,000,000 (the "Credit Agreement") thereby increasing the total committed borrowing amount to $80,000,000. In conjunction with these transactions, Gould (i) waived compliance by the Company with certain financial covenants in the Credit Agreement until January 1, 1996, (ii) extended the Company's exclusive right to use certain technology licensed to Gould under their Intellectual Property License Agreement through June 30, 1995 and (iii) agreed that prior to September 30, 1995 it would not exercise its right under the terms of the Company's Series B Preferred Stock to elect a majority of the Company's Board of Directors, due to the Company's failure to achieve certain levels of operating income. In addition, on the Closing Date the Company, Gould and Kenneth G. Fisher, the Company's chief executive officer, amended their Stockholders Agreement to delete the transfer restrictions on Gould's shares of Company stock which, in general had required the Company's prior approval of any share transfers by Gould with certain exceptions.

Exchange of Indebtedness for Preferred Stock
Gould has provided the Company with its revolving credit facility since 1989. On the Closing Date, the Company issued 500,000 shares of Series F with a liquidation preference of $50,000,000 in exchange for the cancellation of a portion of the indebtedness owed by the Company to Gould under the revolving credit facility.

The principal terms of the Series F are:

     (i) 6% cumulative annual dividend which the Company can elect to (i) pay in additional shares of Series F valued at its liquidation preference until shareholders' equity exceeds $50,000,000 or (ii) accumulate and pay in cash when shareholders' equity exceeds $50,000,000.

     (ii)  a liquidation preference of $100 per share.

     (iii) convertible, at the holder's option, into the Company's common stock at the liquidation preference divided by $3.25 per share (subject to potential adjustments for splits, etc.) only (a) if the shareholder is a United States citizen or a corporation or other entity beneficially owned in the majority by United States citizens; or (b) in connection with an underwritten public offering.

     (iv) convertible, at the Company's option in accordance with the conversion methodology described in
     (iii) above if the price of the common stock exceeds $3.90 per share for twenty consecutive days and (i) a buyer is contractually committed to purchase for at least $3.90 per share at least 50% of the shares into which all outstanding Series F would be converted; or
     (ii) a buyer is contractually committed to purchase for at least $3.50 per share at least 75% of the shares into which all outstanding Series F would be converted.

     (v) non-voting, except for the right to approve actions adversely affecting the Series F.

     (vi) the Series F preferred stock is senior in liquidation priority to all other classes of the Company's preferred and common stock.

Prior to the transaction, Japan Energy Corporation, and its wholly-owned subsidiaries including Gould (the "Japan Energy Group") beneficially owned 71.1% of the Company's outstanding common stock assuming the full conversion of all outstanding shares of preferred stock. Upon completion of this transaction, Japan Energy Group's beneficial ownership on a fully converted basis increased to 74.0%.

The Credit Agreement
On December 21, 1994, the Company and Gould entered into an Uncommitted Loan Agreement which provided for borrowing by the Company of up to $55,000,000, at Gould's discretion, for working capital and general corporate purposes. As of the Closing Date, the Company had borrowed the full $55,000,000 available under the Uncommitted Loan Agreement and the Agreement was amended and restated to provide for an additional $25,000,000 (for a total of $80,000,000)
committed borrowing facility for working capital and general corporate purposes under a revolving credit agreement (the "Credit Agreement"). All borrowings under the Credit
Agreement, including the $55,000,000 principal amount borrowed under the Uncommitted Loan Agreement plus accrued interest, are due and payable on April 16, 1996.

Borrowings under the Credit Agreement are collateralized by substantially all of the Company's tangible and intangible assets and the agreement contains various covenants including maintenance of cash flow, leverage and tangible net worth ratios and limitations on capital expenditures, dividend payments and additional indebtedness. Interest on the loans are based on the length of time the loan is outstanding beginning at the prime rate plus 1% and increasing to prime rate plus 2% for amounts outstanding for more than 180 days.

In conjunction with the Credit Agreement, Gould (i) waived compliance by the Company with the financial covenants in the Credit Agreement until January 1, 1996, (ii) extended the Company's exclusive right to use certain technology licensed to Gould under their Intellectual Property License Agreement from January 31, 1995 until June 30, 1995 and
(iii) agreed not to exercise its right under the terms of the Company's Series B Preferred Stock to elect a majority of the Company's Board of Directors, due to the Company's failure to achieve certain levels of operating income, prior to September 30, 1995. In addition, on the Closing Date the Company, Gould and Kenneth G. Fisher, the Company's chief executive officer amended their Stockholders Agreement to delete the transfer restrictions on Gould's shares of Company stock which, in general had required the Company's prior approval of any share transfers by Gould with certain exceptions.

Intellectual Property License  Extension
As part of their January 1991 exchange of preferred stock for indebtedness, the Company and Gould entered into an Intellectual Property Licensing Agreement whereby the Company agreed to license substantially all of its intellectual property to Gould under certain conditions. The intellectual property license is royalty free and provides that as long as the Company achieved certain revenue levels, Gould could not use the intellectual property until January, 1994. Additionally, it allows the Company to extend its exclusivity period for up to five additional years by making certain cash payments to Gould. The exclusivity period is automatically extended however, if certain operating income levels are achieved by the Company. The Company has not made the required cash payments nor has it achieved the net revenue or operating income levels necessary under the agreement to maintain its exclusive right to the use of the intellectual property.

In conjunction with execution of the Credit Agreement, the Company and Gould agreed the Company's period of exclusive use of its intellectual property shall not terminate prior to June 30, 1995.

The Company will be unable to extend its exclusivity under the Intellectual Property License beyond June 30, 1995 without Gould's consent. Should the Company be unable to negotiate further extensions to its exclusivity period, the Company could lose the exclusive right to use the intellectual property and Gould, at its option, could begin to exercise its rights under the agreement. Such an event could have a material adverse effect on the Company's business.

Financial Impact of Transactions
The completion of these transactions has the following effect on the Company's financial statements:

(i)    shareholders  equity  increases  by  $43,350,000   as
follows:
    Total indebtedness exchanged                   $  50,000
    Less:
       Par  value of shares issued
        (500,000 shares  at  $.01par value)      (         5)
      Accrued issuance costs                       (     600)
      Accrued interest on revolving loan
       agreement (Note  1)                          (  6,050)
                                                    ---------
      Additional paid in capital                    $ 43,345
                                                    ========

 ------------------------------------------------------
       Note  1  - Because the transaction is considered  a
     troubled debt restructuring, interest is accrued from
     the  Closing  Date until the loan's maturity  on  the
     outstanding   $55,000,000  loan   balance   for   the
     remainder of the loan agreement ($55,000,000  at  10%
     per annum).
------------------------------------------------------

(ii) the outstanding indebtedness to Gould ($55,000,000 at the Closing Date) is reclassified from current to long term as the loan's maturity date is April 16, 1996 and Gould has provided the Company with waivers of compliance with certain of the covenants contained in the loan agreements.

(iii) costs to be incurred of $600,000 in connection with the transaction have been recorded as an accrued expense.

(iv) conversion of the indebtedness into Series F reduces the Company's annual interest expense by approximately $5,000,000. However, dividends paid or accumulated to shareholders of the Series F reduces the net income available to common shareholders by $3,000,000 thereby reducing primary earnings per share.

No other changes to the Company's financial statement are anticipated.


In connection with these transactions, the United States Defense Investigative Service ("DIS") reviewed the relationship between the Company, Japan Energy Corporation (a Japanese corporation) and its wholly-owned subsidiaries (including Gould), under the United States government requirements relating to foreign ownership, control or influence and have indicated that they have no objection to the business relationship.

Item 7.  Financial Statements and Exhibits
(c)  The Company has filed no exhibits with this Form 8-K.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Encore Computer Corporation
           (Company)
    T.  MARK MORLEY                   March 30, 1995
    ----------------                  --------------
    T. Mark Morley                       Date
  Vice President, Finance
  and Chief Financial Officer